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                    THE MIDDLEBY CORPORATION
                      RETIREMENT PLAN FOR
                     INDEPENDENT DIRECTORS


     THIS PLAN is adopted as of January 1, 1995 (the "Effective
Date") by The Middleby Corporation, a Delaware corporation (the
"Company"), for the benefit of its qualifying "Independent
Directors."

     WHEREAS, in consideration of the good and valuable services to be rendered to the Company by Independent Directors and in order to offer the Independent Directors a package of remuneration that is competitive with that which they could expect to secure as directors elsewhere in the Company's industry, the Company desires to offer Independent Directors this Retirement Plan; and

     WHEREAS, the Company intends that this Plan will be structured so that Independent Directors will not be subject to income tax liability with respect to their rights to retirement benefits until payments are actually received;

     NOW THEREFORE, the Company promises as follows:

     1. ELIGIBLE DIRECTORS. Every director of the Company will become a "Participant" in this Plan on the first date on which he or she concurrently: (i) holds the office of a director; and (ii) is not an employee of the Company or any of the Company's subsidiaries, or the Company's parent or any subsidiaries of the Company's parent ("Affiliates"). A director will be referred to as an "Independent Director" herein when he or she meets both of the preceding requirements concurrently. If an Independent Director loses his or her status as such by virtue of becoming an employee of the Company or an Affiliate, he or she will lose the status of a Participant hereunder until such time as he or she again becomes an Independent Director.

     2. ELIGIBILITY FOR BENEFITS. Each Participant will become entitled to benefits under this Plan when he or she retires from the Board at the annual meeting following the date he or she attains age 70; provided, however, that if a director had attained age 70 prior to the Effective Date, he or she will be entitled to benefits hereunder upon his or her retirement from the Board. Only those who are Independent Directors at the time of such retirement will be eligible for benefits hereunder.

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     3. BENEFITS PAYABLE.  Each Participant who becomes
entitled to benefits hereunder will be paid, each calendar quarter, 25% of his or her last annual retainer received prior to retirement. "Last annual retainer" will mean the annual rate of the retainer payable in the year of the Participant's retirement from the Board and not the retainer payments actually made to the Participant in the twelve months immediately preceding retirement unless, coincidentally, the Participant's retirement coincides with the end of a year over which retainer rates are set. Fees received for acting as a committee chairperson will not be included as part of the Participant's "Last annual retainer." Payments hereunder will be made on the first day of each calendar quarter beginning with the calendar quarter that begins with or next follows the date of the Participant's retirement from the Board. Payments will be made over a period equal in length to the number of full "Years of Service" rendered by the Participant to the Company as an Independent Director.

     4. YEARS OF SERVICE. For the purposes of paragraph 3 and as a limitation on the period over which payments hereunder will be made, no more than ten Years of Service as an Independent Director will be taken into account. For the purpose of calculating benefits, Years of Service will be measured in 365-day periods beginning with the date on which the Participant first becomes an Independent Director and ending on the date he or she retires from the Board. Only the last period of uninterrupted service as an Independent Director will be considered for determining a Participant's Years of Service and service as an Independent Director that preceded a period of service as an employee/director will be ignored. Periods of service as an Independent Director that were performed prior to the Effective Date will be considered Years of Service hereunder, subject to the other rules contained herein.

     5. SURVIVOR'S RIGHTS. There will be no survivor's rights under this Plan and if a Participant should die before all payments owed under paragraph 3 are made, the Company will have no further obligation to make any additional payments hereunder with respect to that Participant.

     6. FORFEITURES. If a Participant ceases to be a director of the Company prior to attaining age 70 and for any reason including, but not limited to death, disability, contraction of the size of the Board, liquidation of the Company without a successor in interest, resignation or failure to be reelected, nothing will be owed to him or her under this Plan. If a Participant attains pay status and the Company subsequently determines that he or she breached a fiduciary duty to the Company or its Affiliates while acting as a director, or committed fraud or an act of gross misconduct against the Company or any of its affiliates while an employee of the same, nothing will thereafter be owed to such Participant or his/her beneficiary hereunder.

     7. NO FUNDING, NO ALIENATION. The Company will not be obligated to make any investment or to set aside any funds to discharge its obligation hereunder. If the Company does decide to make investments or set aside funds to facilitate its obligation


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to pay benefits, the Participants and their
beneficiaries will not have a special or preferred interest in such investment assets. Those assets will not be registered in the Participants' names and will always remain the property of the Company, even after Participants becomes entitled to payments of benefits. The Participants' rights and the rights of their beneficiaries under this Plan will be no greater than those of any other general unsecured creditor of the Company. The Participants and their beneficiaries may not assign, pledge, encumber or in any other way attempt to anticipate their rights under this Plan, and any attempt to do so will not bind the Company and will not be honored by the Company.

     8. CHANGE IN CORPORATE FORM. Subject to the provisions of paragraph 9, this Plan shall be binding upon the Company and upon its successor in interest after any merger, acquisition of the Company, entry into receivership or other reorganization; provided, however, that in anticipation of a merger of the Company with, or an acquisition of the Company by an entity that is not controlled by the individuals who or entity(ies) that control the Company prior to such merger or acquisition, the Company may, in its discretion, discharge its obligation to make payments hereunder through an immediate lump sum payment.

     9. WITHHOLDING AND PAYROLL TAXES. The gross amounts that are described above as amounts owed by the Company will be reduced by any required income, payroll or other tax withholding, the ultimate incident to which is imposed by law upon the payee.

     10. AMENDMENT AND TERMINATION. The provisions of this Plan may be amended and the Plan may be terminated by the Company, but only in a writing and only with respect to future accruals of benefits, such that the effect of an amendment will be to terminate future crediting of additional Years of Service and a Participant's entitlement to benefits will be determined by his or her status as an Independent Director upon attaining age 70 and retiring.

     11. MISCELLANEOUS.

(a) Nothing in this Plan will give the Participant a separate right to continued status as a director of the Company.

(b) Nothing in this Agreement will be deemed as the Company's guarantee or promise to any Participant of any particular tax treatment for the credits or payments referred to herein.

(c) This Agreement will be construed and governed under the laws of the State of Illinois.


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(d)  Any notice, election or communication referred to herein will be in writing and will be hand delivered or mailed to the last known address of the recipient.

(e) This Plan will not affect or impair the rights and obligations of the parties under any other contract or arrangement entered into between them: provided, however, that amounts credited to Participants hereunder will not be considered part of their compensation for the purposes of the Company's pension, profit-sharing, 401(k), life insurance, long term disability, vacation, bonus or other relevant program under which benefits are calculated in reference to compensation.



                                   THE MIDDLEBY CORPORATION


                                   By: /s/ David P. Riley
                                       -----------------------
                                           David P. Riley
                                   Its President and
                                   Chief Executive Officer

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